UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 Thompson Road, Houma, Louisiana		70363
(Address of principal executive offices)		(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 14, 2013, Gulf Island Fabrication, Inc. (“Gulf Island”) entered into a Change of Control Agreement, effective May 14, 2013, with Jeffrey M. Favret (the “Executive”). The Agreement entitles the Executive to receive additional benefits in the event of a termination of employment under certain circumstances following a change of control of Gulf Island, as described below. The  Agreement provides that if, during the 18-month period following a change of control, Gulf Island or its successor terminates the Executive other than by reason of death, disability or cause (as defined in the Agreement), or the Executive voluntarily terminates his employment for good reason (as defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his prorated bonus plus one and one half times the sum of (a) the Executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the termination date. Gulf Island shall continue to provide the Executive insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date that the Executive accepts new employment. The benefits provided under the Agreement are in addition to the value of any accelerated vesting of equity awards resulting from a change of control under Gulf Island’s stock incentive plans. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code. A copy of the Agreement is attached hereto as Exhibit 10.1.

Additionally, Gulf Island granted Mr. Favret a restricted stock award of 4,000 shares of Gulf Island’s common stock upon commencement of his employment with the Company. The restricted shares will vest in equal one-fifth installments on each of the first, second, third, fourth and fifth anniversaries from the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

	Exhibit No.	Description

	10.1	Change of Control Agreement between Gulf Island Fabrication, Inc. and Jeffrey M. Favret.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:  May 14, 2013